Exhibit 99.2

June 20, 2012

GenMark Diagnostics Prices Public Offering of Common Stock

CARLSBAD, Calif.—(BUSINESS WIRE)— GenMark Diagnostics, Inc. (NASDAQ: GNMK), today announced the pricing of an underwritten public offering of 10,000,000 shares of its common stock at a public offering price of $4.20 per share. All of the shares in the offering are being sold by GenMark. The offering is expected to close on June 26, 2012, subject to customary closing conditions.

J.P. Morgan Securities LLC is acting as sole book-running manager for the offering. William Blair & Company, LLC and Canaccord Genuity Inc. are acting as co-managers. GenMark has granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares to cover over-allotments, if any.

The Company intends to use the net proceeds from the public offering for research and development as it relates to acceleration of menu expansion and development of its NexGen System, as well as expansion of its U.S. and global commercial organizations.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. A preliminary prospectus supplement relating to the offering has been filed with the SEC. Copies of the final prospectus supplement, when available, and accompanying prospectus may be obtained from the offices of J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Telephone number 866-803-9204).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT GENMARK

GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. GenMark currently markets three tests that are FDA cleared for IVD use: Cystic Fibrosis Genotyping Test, Warfarin Sensitivity Test, and Thrombophilia Risk Test. A Respiratory Viral Panel (RVP) has been submitted to the FDA for 510(k) clearance. A number of other tests, including HCV Genotyping and 2C19, versions of which are available for research use only, are in development for IVD use. For more information, visit www.genmarkdx.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about GenMark Diagnostics, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s expectations regarding its fundraising efforts, including the closing of the public offering and the underwriters’ exercise of their over-allotment option; statements regarding continued growth in sales of the Company’s diagnostic tests, the expansion of its diagnostic test menu, the development and functionality of its products and the continued development of its technology. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to risks related to: the Company’s history of operating losses; the Company’s failure to expand our menu of diagnostic tests, including the failure to obtain licenses to additional biomarkers on commercially reasonable terms; increases in the Company’s projected expenditures on sales and marketing, research and development and administrative activities; less than anticipated growth in the market for diagnostic testing generally and for the tests the Company is developing or may develop in the future; failure of the Company’s products to gain market acceptance domestically or internationally; the Company’s inability to obtain regulatory clearance or approval for any of its products; changes in the regulatory environment which may adversely impact the commercialization of the Company’s new products and result in significant additional capital expenditures; the Company’s failure to enter into or maintain successful strategic alliances, which may delay the development or commercialization of its products or may result in significant additional expenditures, as well as other risks and uncertainties described under the “Risk Factors” contained in the Company’s periodic and interim SEC reports including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and its Current Reports on Form 8-K filed from time to time with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

GenMark Diagnostics, Inc.

Richard Slansky, Chief Financial Officer

760-448-4318

Source: GenMark Diagnostics, Inc.

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